Fidelity D & D Bancorp, Inc.

Proposed Acquisition of Landmark Bancorp, Inc.

Forward Looking Statement

This presentation contains “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Fidelity D & D Bancorp, Inc. (“FDBC”) and Landmark Bancorp, Inc. (“LDKB”). Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in FDBC reports filed with the SEC and those identified elsewhere in this presentation or today’s press release, the following factors among others, could cause actual results to differ materially from forward- looking statements or historical performance: ability to obtain regulatory approvals in a timely manner and without significant expense or other burdens; ability to meet other closing conditions to the merger, including approval by FDBC and LDKB shareholders; delay in closing the Merger; difficulties and delays in integrating the businesses of LDKB and FDBC or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of FDBC’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize anticipated cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and the actions and policies of the federal and state bank regulatory authorities and legislative and regulatory actions and reforms. FDBC undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this presentation.

Table of Contents

Transaction Summary

❑Acquirer:	Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC)
❑Acquiree:	Landmark Bancorp, Inc. (OTC Pink LDKB)
❑Transaction Value:	$43.4 million based on FDBC's 10-day average closing price at 2/25/21
❑Consideration:	82.1% stock/17.9% cash
❑Est'd One-Time Charges:	$5.4 million

Transaction Overview

- Fidelity D & D Bancorp, Inc. (FDBC) proposes to purchase 100% of the outstanding stock of Landmark Bancorp, Inc.
- LDKB will merge into a Fidelity acquisition subsidiary; Landmark Community Bank will merge into Fidelity Deposit and Discount Bank
- Landmark shareholders will receive .272 shares of FDBC Common Stock and $3.26 in cash for each LDKB share held
- This translates to 120.0% of tangible book value based on FDBC's 10-day avg. closing price of $55.00 at 2/25/21
- Translates to 32.0x LTM EPS
- Price/2020 earnings adjusted for cost saves – 9.3x
- Highly attractive cost saves in excess of 45%

Overview of Pro Forma Franchise

Pro Forma Highlights	
Total Assets:	$2,048
Gross Loans:	$1,422
Total Deposits:	$1,796
Branches:	25

- Attractive combination of established local franchises
- Meaningful branch overlap provides opportunities for superior cost savings


S&P Global
Market Intelligence
Middletown
Wilkes-Barre
NEW JERSEY
Paterson
Allentown
Edison
(FDBC) Fidelity D & D Bancorp Inc.
US Branches: Current
(LDKB) Landmark Bancorp Inc.
US Branches: Current
esri
© 2021 S&P Global Market Intelligence All rights reserved. HERE, DeLorme, Mapmy India, © OpenStreetMap contributors
February 17, 2021

Transaction Terms

• Buyer	Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC)
• Seller	Landmark Bancorp, Inc. (Pink: LDKB)
• Stock consideration	0.272 shares of FDBC stock and $3.26 in cash for each share of LDKB stock
• Consideration mix	82.1% stock/17.9% cash
• Indicative price per share	$18.22 based on FDBC’s 10-day avg. closing price at 2/25/21 of $55.00
• Market premium	35.0% relative to LDKB’s closing price of $13.50 at 2/25/21
• Implied aggregate transaction value	$43.4 million
• Implied price/TBV	120.0%
• Price/2020 earnings adjusted for cost saves	9.3x
• LDKB Board representation	1 seat to FDBC’s and bank’s boards, pro forma Board of 12
• Required approvals	Shareholder and customary approvals for LDKB; Customary approvals for FDBC
• Expected closing	3rd quarter of 2021

Transaction Rationale

Strategic Rationale

- Materially boosts FDBC's market share in Luzerne County
- Superior cost saves and rightsizing LDKB's profitability should drive attractive EPS accretion
- Defends against a competitor entering Luzerne and Lackawanna Counties
- Mature franchise with long-term relationships
- Increases LDKB's lending limit and commercial lending opportunities

Financial Attributes

- EPS accretion of 4.9% in 2021 and 13.6% in 2022
- 0.8% dilutive to tangible book value with earn back within 1 year
- Cost saves present opportunity for enhanced efficiency and profitability
- Potential for material revenue and profitability enhancements
- Pro forma institution will remain well capitalized

Risk

- Integration and market execution
- Potential market price impact

Deposit Market Share
Luzerne County
As of June 30, 2020

Institution Name	HQ State	Branch Count	Deposits in County ($000)	Market Share	Rank
PNC Financial Services Group (PA)	PA	15	1,660,134	23.7%	1
M&T Bank Corp. (NY)	NY	10	1,088,614	15.5%	2
Wells Fargo & Co. (CA)	CA	5	645,726	9.2%	3
Citizens Financial Group Inc. (RI)	RI	7	513,639	7.3%	4
Community Bank System Inc. (NY)	NY	9	502,977	7.2%	5
FNCB Bancorp Inc. (PA)	PA	9	496,113	7.1%	6
Penns Woods Bancorp Inc. (PA)	PA	8	430,807	6.1%	7
Truist Financial Corp. (NC)	NC	6	412,535	5.9%	8
First Keystone Corp. (PA)	PA	8	275,203	3.9%	9
Landmark Bancorp, Inc.	**PA**	**4**	**254,921**	**3.6%**	**10**
Fidelity D & D Bancorp, Inc.	**PA**	**4**	**216,235**	**3.1%**	11
Total for Instituions in County		**101**	**7,016,630**		

FDBC would move to 7th from 11th in terms of its market share ranking, while its market share would jump to 6.7% from 3.6%

Deposit Market Share
Lackawanna County
As of June 30, 2020

Institution Name	**HQ State**	**Branch Count**	**Deposits in County ($000)**	**Market Share**	**Rank**
PNC Financial Services Group	PA	7	2,137,368	31.5%	1
Peoples Financial Services	PA	9	849,211	12.5%	2
Fidelity D & D Bancorp, Inc.	**PA**	**8**	**814,241**	**12.0%**	**3**
FNCB Bancorp Inc.	PA	7	600,288	8.8%	4
Wells Fargo & Co.	CA	5	555,490	8.2%	5
NBT Bancorp Inc.	NY	11	493,168	7.3%	6
Community Bank System Inc.	NY	10	444,531	6.5%	7
F.N.B. Corp.	PA	4	290,808	4.3%	8
Citizens Savings Bank	PA	5	226,664	3.3%	9
Honat Bancorp	PA	3	90,938	1.3%	10
Landmark Bancorp, Inc.	**PA**	**1**	**31,092**	**0.5%**	**15**
Total for Instituions in County		**82**	**6,788,062**		

FDBC would remain 3rd in terms of its market share ranking, while its market share would increase to 12.5% from 12.0%

Deposit Mix at 12/31/20


FDBC
CDs > $100,000
5%
CDs < $100,000
4%
Savings
12%
MMDA
22%
Transaction
Accounts
57%


LDKB
CDs > $100,000
10%
CDs < $100,000
16%
Savings
4%
MMDA
24%
Transaction
Accounts
46%

- FDBC & LDKB had similar levels of non-interest bearing/total deposits at 27% & 28%. However, FDBC's 4Q20 cost of funds was 0.22% versus 0.48% for LDKB.


Pro Forma Combined
CDs > $100,000
5%
Savings
11%
CDs < $100,000
6%
MMDA
23%
Transaction
Accounts
55%

Source: Bank call report for LDKB; consolidated data for FDBC. Excludes fair value adjustments.

Loan Portfolio Mix at 12/31/20


FDBC
Commericial, Industrial & Other 26%
Residential Real Estate 28%
Home Equity & Consumer 17%
Commercial Real Estate 26%
Construction & Development 3%


LDKB
Commericial, Industrial & Other 18%
Residential Real Estate 19%
Home Equity & Consumer 12%
Construction & Development 4%
Commercial Real Estate 47%

- LDKB's loan mix is more skewed toward commercial real estate. Moreover, the company is not as strong in commercial & consumer lending, which presents an opportunity.


Pro Forma Combined
Commericial, Industrial & Other 25%
Residential Real Estate 26%
Home Equity & Consumer 16%
Commercial Real Estate 30%
Construction & Development 3%

Source: Bank call reports.
Excludes fair value adjustments.

Expected Financial Impact

Assumptions/Current Estimates

- 2.6% loan mark, inclusive of interest rate mark
- 0.2% core deposit intangible mark, 10-year amortization, sum-of-the-years digits
- Other purchase accounting marks do not materially impact earnings
- 45% in cost saves, virtually all realized before or immediately after systems conversion
- $5.4 million one-time, pre-tax transaction costs
- Revenue enhancements identified, none assumed in projections

Financial Impact

- EPS accretion of approximately 4.9% in 2021 and 13.6% in 2022
- 0.8% dilutive to tangible book value with earn back within one year on a pro forma basis as of 12/31/20
- IRR of approximately 20%
- Pro forma capital ratios will remain in excess of "well capitalized"

Summary

- Creates significant franchise value
  - Superior cost savings
  - Pro forma assets of $2.0 billion
  - Higher lending limit and enhanced products and services
- Materially boosts FDBC's market share in Luzerne County and, to a lesser extent, in Lackawanna County
- Expansion into markets that FDBC operates in and knows well
- Financially attractive combination with strong EPS accretion